STOCK PURCHASE AGREEMENT
                            ------------------------

                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated August 13, 1998, is by and among Guardian International, Inc., a Nevada corporation ("Guardian"), Mutual Central Alarm Services, Inc., a New York corporation and a wholly-owned subsidiary of Guardian (the "Buyer") and Paul Ferrara and Stella Ferrara, (individually, a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Sellers are the owners of all of the issued and outstanding shares (the "STAT-LAND Shares") of common stock, without par value (the "Common Stock"), of Stat-Land Burglar Alarm Systems & Devices, Inc., a New York corporation (the "Company"); and

                  WHEREAS, the Buyer desires to buy from the Sellers and the Sellers desire to sell to the Buyer all of the STAT-LAND Shares, at the price and subject to the terms and conditions as more fully described herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties made herein, the parties agree as follows:

         1.       Purchase and Sale of STAT-LAND Shares.

                  1.1. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cummings & Lockwood, Four Stamford Plaza, 107 Elm Street, Stamford, Connecticut 06904 on August 13, 1998 (the "Closing Date") or at such other place and/or on such earlier date as the parties may agree.

                  1.2. Transfer of the STAT-LAND Shares. Upon the terms and subject to the conditions hereof, the Sellers hereby sell, assign, transfer and deliver the STAT-LAND Shares to the Buyer, free and clear of all options, pledges, security interests, liens, mortgages, claims, debts, charges, voting agreements, voting trusts or other encumbrances or restrictions on transfer of any kind whatsoever (collectively, the "Liens"), and the Buyer hereby purchases and acquires the STAT-LAND Shares from the Sellers.

                  1.3.     Purchase Price.

                           (a) Subject to Downward Adjustment or Upward
Adjustment, as required in Section 1.6 of this Agreement, the aggregate purchase price (the "Purchase Price") to be paid by the Buyer in exchange for the STAT-LAND Shares shall be an amount equal to Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000), which Purchase Price shall be paid contemporaneously with the execution of this Agreement by the Buyer and Guardian to the Sellers in cash and restricted shares of Guardian's Class A Voting Common Stock, par value $.001 per share (the "Guardian Common Stock") in accordance with Sections 1.4 and 1.5 hereof.

                       Stock Purchase Agreement -- Page 1
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                  1.4. Payment of the Cash Portion of the Purchase Price. At the
Closing, the Buyer shall pay and deliver cash in the amount of $2,400,000 (the "Cash Amount") as follows:

                           (a) By delivery to Olympian Bank of cash in the
amount of $137,471.67 by wire transfer to Olympian Bank, Brooklyn, NY, ABA #026011882, for credit to Stat-Land Burglar Alarm Systems, Loan #B/L 151970810 and Loan #C/L 5110006961.

                           (b) By delivery to Richmond County Savings Bank of
cash in the amount of $27,359.66 by wire transfer to Richmond County Savings Bank, 1214 Castleton Avenue, Staten Island, NY 10310, ABA/Routing # 2260-7102-0, for credit to Stat-Land Burglar Alarm Systems & Device, Commercial Loan # 51612.

                           (c) By delivery to the Sellers by wire transfer of
immediately available funds to the accounts previously designated in writing to the Buyer by the Sellers, in an amount equal to $13,431.00 in full satisfaction of Sellers' loan to the Company.

                           (d) By delivery to the Sellers by wire transfer of
immediately available funds to the accounts previously designated in writing to the Buyer by the Sellers, in an amount equal to $2,221,737.67.

                  1.5.     Payment of Stock Portion of the Purchase Price.

                           (a) Subject to the provisions of Section 1.5(b)
below, the non-cash portion of the Purchase Price shall be paid by Guardian's issuance at the Closing of that number of shares of Guardian Common Stock (rounded up or down to the nearest whole number of shares of Guardian Common Stock) (collectively, the "Guardian Shares") having an aggregate market value of Four Hundred Fifty Thousand Dollars ($450,000), which Guardian Shares shall be issued in accordance with this Section 1.5. The market value of each share of Guardian Common Stock (the "Guardian Market Value") shall be calculated as the average market value for the thirty (30) consecutive trading days ending at the close of business on the fifth (5th) business day prior to the execution of this Agreement, which daily market value shall be the last trade price (and if not traded, the last trade price of the previous trading day on which the Guardian Common Stock traded) per share of the Guardian Common Stock in the over-the-counter market as reported by any system maintained by the NASD or any comparable system.

                           (b) Guardian shall issue a Guardian Common Stock
certificate in the name of Amabile & Erman, P.C. (the "Escrow Agent"),

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representing that number of Guardian Shares (as adjusted pursuant to Section
1.9, the "Escrow Shares") having an aggregate Guardian Market Value equal to Four Hundred Thirty-Five Thousand Dollars ($435,000) (as adjusted pursuant to
Section 1.9, the "Escrow Fund"). Such certificate shall be delivered to the Escrow Agent to be held and distributed by the Escrow Agent in accordance with the terms of the escrow agreement in the form of Exhibit A hereto (the "Escrow Agreement") to be entered into by and among the Buyer, the Sellers and the Escrow Agent. The Escrow Shares held by the Escrow Agent pursuant to the Escrow Agreement shall be used in the event of the Sellers' breach of the representations, warranties, covenants or guarantees of the Sellers contained herein and shall be disbursed by the Escrow Agent in accordance with the terms hereof and the Escrow Agreement. The Escrow Agent shall release to the Sellers one-third (1/3) of the Escrowed Shares on October 1, 1999 and an additional one-third (1/3) of the Escrowed Shares on October 1, 2000, less any claims made against the Escrowed Shares by the Buyer in accordance with the terms of the Escrow Agreement prior to each such release.

                           (c) Guardian shall issue to the Sellers one or more
Guardian Common Stock certificates having an aggregate Guardian Market Value as determined at the time of the Closing equal to Fifteen Thousand Dollars ($15,000).

                  1.6. Adjustment to Purchase Price. The Purchase Price shall be adjusted on a dollar for dollar basis up or down by the amount equal to the difference between the current assets of the Company less the total liabilities of the Company, in each case as of the close of business on the date immediately preceding the execution of this Agreement (the "Purchase Price Adjustment"). The current assets and the liabilities shall be determined in accordance with generally accepted accounting principles and shall be prepared from the books and records of the Company.

                           If the Purchase Price Adjustment is a positive dollar
amount, the Purchase Price shall be increased by the Purchase Price Adjustment (an "Upward Adjustment"). If the Purchase Price Adjustment is a negative dollar amount, the Purchase Price shall be reduced by the Purchase Price Adjustment (a "Downward Adjustment").

                  1.7.     Determination of the Purchase Price Adjustment.

                           (a) The Buyer shall have forty-five (45) days
following the Closing (the "Audit Period") to prepare the Closing Date financial statements of the Company necessary to calculate the Purchase Price Adjustment, or have such statements prepared by an independent accounting firm of the Buyer's choosing, and to deliver to the Sellers a report (an "Audit Report") of the results of such audit and the Buyer's calculation of the Purchase Price Adjustment.

                           (b) The Sellers shall have fifteen (15) business days
following their receipt of the Audit Report (the "Sellers' Review Period") to review the Audit Report and the Buyer's calculation of the Purchase Price Adjustment. If, upon the expiration of the Seller's Review Period, the Seller shall have failed to notify the Buyer in writing (an "Adjustment Dispute Notice") of any dispute (an "Adjustment Dispute") regarding the Audit Report and the Buyer's calculation of the Purchase Price Adjustment, the Buyer's determination shall be final, binding and conclusive. In the event of an Adjustment Dispute, such dispute shall be resolved as provided in Section 1.8 below.

                       Stock Purchase Agreement -- Page 3
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                  1.8.     Adjustment Dispute Resolution.

                           (a) If prior to the expiration of the Sellers' Review
Period, the Sellers deliver an Adjustment Dispute Notice to the Buyer, then for a period of twenty (20) days following the Buyer's receipt of the Adjustment Dispute Notice (the "Negotiation Period"), the Buyer and the Seller shall negotiate in good faith to resolve the dispute. If the dispute is not finally resolved by the parties within the Negotiation Period, then the dispute shall be referred to an accounting firm mutually agreed upon by the parties or, if the parties cannot agree, to the New York office of Price Waterhouse & Co. (the "Arbitrator") for resolution in accordance with the terms hereof (the "Arbitration"), and in any event as soon as practicable. In the event that the parties cannot agree on an accounting firm and Price Waterhouse & Co. is then unwilling or unable to serve as the Arbitrator, the parties hereto shall, within fifteen (15) days following the parties' receipt of notice from Price Waterhouse & Co. thereof, select by mutual written agreement another nationally recognized certified public accounting firm to serve as the Arbitrator.

                           (b) The Arbitrator shall hold a hearing within sixty
(60) days of the submission of the dispute for arbitration (the "Hearing") and shall render a decision within thirty (30) days of the conclusion of such Hearing. Any decision made by the Arbitrator within the scope of its authority shall be final, binding and non-appealable. The Arbitrator's decision regarding its final resolution of the dispute (the "Arbitrator's Decision") shall be in writing, shall set forth the calculations made in reaching its decision, shall describe the manner in which such calculations were made, and shall include a representation that the manner so used was in accordance with the specific terms of this Agreement. The Arbitrator's Decision shall specifically set forth the Arbitrator's calculation of the Purchase Price Adjustment.

                           (c) The Arbitrator shall only be authorized on any
one issue in dispute either (i) to decide in favor of and select either the position of the Buyer or the Seller, or (ii) to decide upon a compromise position between the positions of the Buyer and the Seller. The Arbitrator shall base its decision solely upon the presentations of the parties at the Hearing and any materials made available during any aspect of the Hearing and not upon independent review.

                           (d) Any such Arbitration shall take place in New
York, New York, unless the parties shall mutually agree on another location. The Arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
Section 1 through 16, and judgment upon the award of the Arbitrator may be entered by any court having jurisdiction thereof.

                       Stock Purchase Agreement -- Page 4

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                           (e) The fees and expenses of the Arbitrator shall be
borne fifty percent (50%) by the Sellers and fifty percent (50%) by the Buyer. Notwithstanding the foregoing, the parties hereto shall bear their own costs and expenses related to any such Arbitration.

                           (f) Upon the request of the Arbitrator, each party
hereto agrees to enter into an arbitration agreement providing reasonable protection to the Arbitrator, in such form as may be mutually acceptable to the Arbitrator and the parties hereto.

                  1.9.     Payment of Purchase Price Adjustment.

                           (a) In the event of an undisputed Purchase Price
Adjustment:

                                    (i) if there is a Downward Adjustment, the
                  Sellers shall pay such amount in accordance with Section 1.9(c) no later than fifteen (15) days after the determination of the Purchase Price Adjustment; and

                                    (ii) if there is an Upward Adjustment, the
                  Buyer shall pay such amount in accordance with Section 1.9(d) no later than fifteen (15) days after the determination of the Purchase Price Adjustment.

                           (b) In the event of an Adjustment Dispute, upon
receipt of the Arbitrator's Decision or mutual agreement of the Buyer and the
Seller:

                                    (i) if there is a Downward Adjustment, then
                  the Sellers shall pay such amount in accordance with Section 1.9(c) no later than fifteen (15) days after the Sellers' receipt of the Arbitrator's Decision or the reaching of a mutual agreement; and

                                    (ii) if there is an Upward Adjustment, the
                  Buyer shall pay such amount in accordance with Section 1.9(d) no later than fifteen (15) days after the Buyer's receipt of the Arbitrator's Decision or the reaching of a mutual agreement.

                           (c) The amount of any Downward Adjustment shall be
paid as follows:

                                    (i) Fifteen percent (15%) of such amount
                  shall be paid to the Buyer from the Escrow Fund by delivery to the Buyer of that number of Escrow Shares having an aggregate Guardian Market Value equal to fifteen percent (15%) of the amount of the Downward Adjustment;

                                    (ii) Two percent (2%) of such amount shall
                  be paid by the Sellers to the Buyer by delivery of shares of Guardian Common Stock having an aggregate Guardian Market Value equal to two percent (2%) of the amount of the Downward Adjustment; and

                       Stock Purchase Agreement -- Page 5


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                                    (iii) The balance of such amount shall be
                  paid by the Sellers to the Buyer in cash.

                           (d) The amount of any Upward Adjustment shall be paid
as follows:

                                    (i) Fifteen percent (15%) of such amount
                  shall be paid by the Buyer by delivery to the Escrow Agent of certificates for that number of shares of Guardian Common Stock having an aggregate Guardian Market Value equal to fifteen percent (15%) of the amount of the Upward Adjustment;

                                    (ii) Two percent (2%) of such amount shall
                  be paid by the Buyer by delivery to the Sellers of certificates for that number of shares of Guardian Common Stock having an aggregate Guardian Market Value equal to two percent (2%) of the amount of the Upward Adjustment; and

                                    (iii) The balance of such amount shall be
                  paid by the Buyer to the Sellers in cash.

For purposes of valuing the Guardian Common Stock in respect of payment of a Purchase Price Adjustment hereunder, each share of Guardian Common Stock shall be valued at the Guardian Market Value as determined at the time of the Closing.

                  1.10.    Deliveries.

                           (a) At the Closing, the Sellers shall deliver to the
Buyer:

                                    (i) Certificates representing the STAT-LAND
                  Shares free and clear of all Liens, either duly endorsed in blank or accompanied by duly executed stock powers;

                                    (ii) The books and records of the Company;

                                    (iii) An employment agreement in
                  substantially the form attached hereto as Exhibit B, duly executed by Paul Ferrara (the "Employment Agreement");

                                    (iv) The Escrow Agreement, duly executed by
                  the Sellers;

                                    (v) True copies of the Articles of
                  Incorporation and current Bylaws of the Company; a certificate of good standing with regard to the Company, together with an incumbency certificate reasonably satisfactory to the Buyer's counsel;

                       Stock Purchase Agreement -- Page 6

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                                    (vi) Compiled financial statements of the
                  Company for fiscal year ended December 31, 1997 and a comfort or "negative assurances" letter for the interim financial statements of the Company for the period ended June 30, 1998 from Ruffulo & Rudder, CPAs;

                                    (vii) A Qualified Investor Questionnaire and
                  the Representations and Warranties of Shareholders substantially in the forms of Exhibit C and Exhibit D respectively in a manner which does not adversely affect the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act");

                                    (viii) Evidence that the Sellers have caused
                  the Company to collect all principal, interest and other amounts due from any Affiliate and on all outstanding loans made by the Company;

                                    (ix) Evidence that the Company has paid, or,
                  upon payment pursuant to Section 1.4(a), will have caused to be paid, all principal, interest and other amounts on all outstanding loans payable by the Company, including, without limitation, payoff letters from Olympian Bank and Richmond County Savings Bank agreeing to deliver UCC-3 termination statements upon payment as set forth in Section 1.4(a), respectively;

                                    (x) UCC-3 termination statements from
                  Gateway State Bank or its successor releasing all its liens on the assets of the Company;

                                    (xi) Employment Agreements in substantially
                  the form attached hereto as Exhibit E, duly executed before a notary by (i) Michael Assenza, (ii) Vincent Monardo, and (iii) Kevin Killea (collectively, the "At Will Employment Agreements");

                                    (xii) Evidence of compliance with applicable
                  state securities laws; and

                                    (xiii) All other previously undelivered
                  documents required pursuant hereto to be delivered by the Sellers, on behalf of the Sellers or the Company, to the Buyer at or prior to the Closing in connection with the purchase and sale of the STAT-LAND Shares and the other transactions contemplated hereby.

                           (b) At the Closing, the Buyer or Guardian, as the
case may be, shall deliver to the Sellers and/or such other recipient, as the case may be:

                       Stock Purchase Agreement -- Page 7

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                                    (i) The Purchase Price, as determined and in
                  the manner required by Section 1.3, 1.4 and 1.5 hereof;

                                    (ii) The Employment Agreement, duly executed
                  by the Buyer;

                                    (iii) The At Will Employment Agreements,
                  duly executed by the Buyer;

                                    (iv) The Escrow Agreement, duly executed by
                  the Buyer;

                                    (v) True copies of the Articles of
                  Incorporation and current Bylaws of each of the Buyer and Guardian; a certificate of good standing with regard to the Buyer, together with appropriate corporate resolutions and incumbency certificates reasonably satisfactory to the Sellers' counsel;

                                    (vi) All other previously undelivered
                  documents required pursuant hereto to be delivered by the Buyer and/or Guardian to the Sellers at or prior to the Closing in connection with the purchase and sale of the Shares and the other transactions contemplated hereby.

                  1.11. Release. Effective as of the Closing Date, the Sellers hereby forever release and discharge the Company from any and all claims of the Sellers against the Company for any liabilities or obligations of the Company whether known or unknown, fixed or contingent.

         2. Representations and Warranties of the Sellers.

                  The Sellers hereby jointly and severally represent and warrant to the Buyer as follows:

                  2.1. Corporate Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has full corporate power and authority to carry on its business as it is now being conducted (the "Business") and to own the properties and assets it now owns. Except as set forth on Schedule 2.1, the Company is duly qualified as a foreign corporation or authorized to transact business in and is in good standing under the laws of each jurisdiction in which the conduct of its Business or the ownership of its assets requires such qualification or authorization, which jurisdictions are set forth in Schedule
2.1. The Sellers shall cause the Company to, simultaneously herewith, deliver to the Buyer complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as presently in effect. True, complete and correct copies of the minute books of the Company have been previously delivered to the Buyer. The minute books are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, if any, and the shareholders thereof from the date of incorporation to the date hereof, and accurately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors and shareholders of the Company. All capital stock of the Company, including the Shares, have been issued in compliance with all applicable federal and state

                       Stock Purchase Agreement -- Page 8

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securities laws. Except as set forth in Schedule 2.1, the Company has no subsidiaries and owns no capital stock or other securities or interests of or in any other entity, partnership or joint venture. The transactions contemplated herein have been approved by all necessary corporate action on the part of the Company and its shareholders.

                  2.2. Capitalization. The authorized capital stock of the Company consists of two hundred (200) shares of Common Stock, without par value, of which two hundred (200) are issued and outstanding. All issued and outstanding shares of capital stock of the Company are owned jointly by the Sellers, are validly issued, fully paid, and non-assessable, and are not subject to and have not been issued in violation of any preemptive rights and are not subject to any restriction on transfer under the Certificate of Incorporation or Bylaws of the Company or under any agreement or otherwise, except as otherwise set forth on Schedule 2.2. Except as set forth on Schedule 2.2, no shares of capital stock of the Company are held in the treasury of the Company, and there are no outstanding (a) securities convertible into or exchangeable for any of the capital stock of the Company, (b) options, warrants or other rights to purchase or subscribe to capital stock of the Company, or (c) commitments, agreements or understandings of any kind relating to the issuance, redemption or repurchase by the Company or others of any capital stock thereof, any such convertible or exchangeable securities or any options, warrants or rights. Except as listed on Schedule 2.2, neither the Sellers nor the Company have entered into any agreement or commitment to register its equity or debt securities under the Securities Act of 1933, as amended (the "Securities Act"). There are no dissenter's rights in connection with the transactions contemplated by this Agreement.

                  2.3. Title of Stock. The Sellers are the record and beneficial owners of the Shares, free and clear of any and all Liens, which STAT-LAND Shares represent one hundred percent (100%) of the authorized, issued and outstanding capital stock of the Company and, upon the sale of the STAT-LAND Shares in accordance with this Agreement, the Buyer will acquire good, valid and indefeasible title to the STAT-LAND Shares, free and clear of any and all Liens.

                  2.4. Authorization; Validity. The Sellers have full power, capacity and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sellers and is the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms, except to the extent such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and (ii) subject to general principles of equity.

                       Stock Purchase Agreement -- Page 9

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                  2.5. No Violation. The Sellers hereby represent and warrant that neither the execution and delivery of this Agreement nor the performance by the Sellers of their obligations hereunder will (a) violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) with or without the giving of notice or the passage of time, violate, or be in conflict with, or constitute a breach or default under (or would constitute a default or result in a breach with the giving of notice, lapse of time or both), or require the consent of any other party to, or result in the creation or imposition of any Lien upon any of the assets of the Company under, any agreement or commitment to which the Company is a party or by which it is bound, or (c) violate any authorization, consent, approval, license, statute or law or any judgment, decree, order, regulation or rule of any court, administrative agency or any federal, state, local, municipal, or foreign government, governmental or quasi-governmental agency or authority, or body exercising any administrative, executive, or regulatory authority (each, a "Governmental Authority") or arbitrator to which the Company (or its assets and properties), the Sellers or the STAT-LAND Shares is subject.

                  2.6. Consent and Approvals. The Sellers hereby represent and warrant that no consent, approval or authorization of or declaration, filing or registration with, any federal, state, local or other Governmental Authority (including, based in part upon representations of the Buyer, the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) or other third party is required to be made or obtained by the Company or the Sellers in connection with the execution, delivery and performance of this Agreement, nor is any corporate, shareholder or board of directors action required.

                  2.7. Brokers. No broker, finder or other similar intermediary has been engaged by the Company or the Sellers (or on their behalf) in connection with the transactions contemplated by this Agreement.

                  2.8. Licenses; Compliance. Schedule 2.8 sets forth separately as to the Company all material authorizations, consents, approvals, licenses and permits required under applicable law or regulation for the ownership or operation of the assets owned or operated by the Company or for the conduct of the Business of the Company. All such authorizations, consents, approvals, licenses and permits (collectively, the "Authorizations") have been duly issued or obtained and are in full force and effect. Except as otherwise set forth in
Schedule 2.8, the Company is in compliance with (i) the terms and conditions of all such Authorizations, (ii) all laws, statutes, regulations and ordinances affecting the Company and its Business and assets, and (iii) all judgments, orders, decrees, rulings or other decisions of any Governmental Authority, court or arbitrator having jurisdiction over the Company. The Sellers have no reason to believe that such Authorizations will not be renewed by the issuing Governmental Authority in the ordinary course. None of such Authorizations is subject to any restriction or condition which would limit in any material respect the Business and operations of the Company.

                       Stock Purchase Agreement -- Page 10

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                  2.9. Financial Statements. The unaudited compiled financial statements of the Company for the calendar years ending as of December 31, 1997 and December 31, 1996, including, without limitation, the balance sheets, statements of income, changes in financial position and shareholders equity of the Company, including related notes, if any, and the unaudited financial statements of the Company for the calendar quarters ended March 31, 1998, and the months ended May 31 and June 30, 1998, as certified by the Sellers and as reviewed by Ruffulo & Rudder, CPAs, independent auditors of the Company (collectively, the "Financial Statements"), are in accordance with the books and records of the Company, were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of the Company and the results of its operations for the periods ending on such dates, respectively. True and complete copies of the Financial Statements are attached as Schedule 2.9. The Company has maintained its books and records in accordance with sound business practices and generally accepted accounting principles, consistently applied, including, without limitation, the maintenance of an adequate system of internal controls.

                  2.10. Absence of Changes. Except as set forth in Schedule 2.10, since December 31, 1997, the Company has not: (a) suffered any material adverse effect in its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, Business, prospects or operations;
(b) incurred any material liabilities or obligations (whether absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of its Business; (c) increased, or experienced any material change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves; (d) permitted or allowed any of its assets to be subjected to any Liens of any kind; (e) leased, sold, transferred or otherwise disposed of any of its assets except in the ordinary course of its Business; (f) made any capital expenditure or commitment for replacements or additions or structural improvements or maintenance to property, plant, equipment or other capital assets in excess of $25,000; (g) declared, paid or set aside for payment any dividend or other distribution with respect to its capital stock, redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company; (h) made any change in its method of accounting or accounting practice; (i) issued, sold or delivered or agreed to issue, sell or deliver any shares of capital stock of the Company or any options, warrants or rights to acquire capital stock or securities convertible into or exchangeable for capital stock, (j) increased the salaries, compensation, pension or other benefits payable to any manager or employee of the Company or entered into any employment agreement with any officer or salaried employee that is not terminable by the employer, without cause and without penalty on thirty (30) days notice or less; (k) forgiven or canceled any claims or waived any rights of material value; (l) suffered any casualty, damage, destruction or property loss (whether or not covered by insurance) materially adversely effecting the Company; (m) suffered any loss of employees due to resignation or customers that materially adversely affects the Company; or (n) agreed, whether in writing or otherwise, to take any of the actions described in this Section 2.10.

                       Stock Purchase Agreement -- Page 11

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                  2.11. Undisclosed Liabilities. Except as set forth in
Schedules 2.10 and 2.11, the Company has no liabilities, obligations or unrealized or anticipated losses (whether accrued, absolute, contingent, mature, unmatured, whether due or to become due or otherwise) which might be or become a charge against the Company or its assets, including any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 5, except trade payables and similar liabilities and obligations incurred in the ordinary course of the Business since the date of the Financial Statements, that are not fairly and adequately reflected or reserved against on the Financial Statements, and, to the knowledge of the Sellers, there is no circumstance, condition, event or arrangement that hereafter is likely to give rise to any such liabilities, obligations or losses.

                  2.12. Litigation; Disputes. Except as set forth in Schedule 2.12, there is no action, suit, proceeding, mediation or investigation pending, or to the knowledge of the Sellers, threatened against or relating to the Company or its assets or against the Sellers relating to the Company before any court, Governmental Authority, mediator or arbitrator, and, to the knowledge of the Sellers, there is no reasonable basis for the institution of any such action, suit, proceeding, mediation or investigation. All the actions, suits, proceedings, mediation or investigations described on Schedule 2.12 are being diligently prosecuted and, except as set forth in Schedule 2.12, are adequately covered by insurance or adequate reserves have been set aside therefor on the Financial Statements.

                  2.13. Taxes; Tax Elections. "Tax" as used herein shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty, deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority. The Company is currently, and has been since formation, operating as an "S" corporation pursuant to Section 1362 of the Internal Revenue Code of 1986 or any successor law, and regulations issued by the United States Internal Revenue Service (the "IRS") pursuant to the Internal Revenue Code and any successor law (the "Code") and the provisions of all applicable state laws. The Company has duly and timely filed, caused to be filed or has obtained extensions to file all foreign, federal, state and local Tax returns and reports which are required to be filed by it, and which returns are true, complete and correct, and has duly and timely paid or caused to be paid, withheld and/or paid over or has reserved on its books amounts sufficient for the payment of, all Taxes as shown on said returns or on any assessment received by it and all penalties and interest and has provided copies of same as requested by Buyer. The federal income Tax returns of the Company have never been examined by the IRS. Except as set forth in Schedule 2.13, the Tax returns of the Company are not presently being audited by the appropriate foreign, federal, state or local authorities, nor are there currently in effect with respect to the Company any agreements for the extension or waiver of any statute of limitations on the assessment or collection of any Tax. The Company has provided copies of all material correspondence and/or communications regarding the audits listed in Schedule 2.13 and no deficiency has been asserted with respect to same except as disclosed on Schedule 2.13. The Company has established adequate reserves for the payment of Taxes for years subsequent to those covered by filed returns. No Tax liens have been filed against the assets of the Company, no claim for any additional Tax is being asserted against the Company by any Tax authority, and neither the Sellers nor the Company have been notified of, and, to the knowledge of the Sellers, there is no valid basis for, any claim being asserted with respect to any Taxes. Except as set forth in
Schedule 2.13, there is no action, suit, proceeding, investigation or audit pending or, to the best knowledge of the Sellers, threatened against the Company

                       Stock Purchase Agreement -- Page 12
in respect to any Tax. All foreign, federal, state, county and local Taxes or contributions (including interest and penalties, if any) payable by the Company on or prior to the date hereof were paid when due, and will be paid to the extent they become due and payable after the date hereof, and there are no unpaid Taxes which are or could become a Lien on the properties, Business or assets of the Company. The Company has not filed a consent to the application of
Section 341(f)(2) of the Code, with regard to any property held, acquired or to be acquired at any time. The Company has not been a member of an affiliated group filing a consolidated income Tax return nor has any liability for Taxes of any Person under Treasury Regulation Section 1-1502-6 or any similar provision of state, local or foreign law. The Company is not obligated nor is a party under any agreements pursuant to which it may be obligated to make payments which are not deductible under Section 280G of the Code.

                  2.14. Bank Accounts. Attached hereto as Schedule 2.14 is a true and complete list of the names and addresses of all banks and other financial institutions in which the Company has any accounts, deposits or safe deposit boxes, and the names of all persons authorized to draw on such accounts or deposits or to have access to such safe deposit boxes. Except as listed on
Schedule 2.14, as of the Closing, no Person will hold a power of attorney on behalf of the Company. The books of account of the Company show all checks and drafts outstanding, and, except as disclosed on Schedule 2.14, there are sufficient funds in the accounts listed on Schedule 2.14 to pay any and all checks or drafts presented or outstanding but not yet presented on said accounts.

                  2.15. Real Property.  The Company owns no real property.

                  2.16. Leased Property. The Sellers have previously delivered to the Buyer true and complete copies of the leases of the Company with respect to both leased real property and leased personal property (respectively, the "Real Property Leases" and the "Personal Property Leases" and, collectively, the "Leases" and such property, the "Leased Property"). Schedule 2.16 sets forth a list of the Leases and separately designates which Leases contain change in control provisions or otherwise require the consent, waiver or approval of the other parties thereto with respect to the consummation of the Transactions. The Leases are the valid and legally binding obligations of the Company and the lessors thereunder, enforceable in accordance with their respective terms, and are in full force and effect. None of the real property leased under the Real Property Leases is affected by, subject to or, to the knowledge of the Sellers, threatened by any condemnation or eminent domain proceedings or any assessments for public improvements. Except as set forth on Schedule 2.16, (a) the Company has valid leasehold interests in all of the leased real and personal property subject to the Leases; (b) neither the Company nor the Sellers have received any notice of default or breach under any of the Leases; (c) none of the Leases are in default; and (d) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default thereunder. The Company

                       Stock Purchase Agreement -- Page 13
has, or will have on or before the Closing Date, delivered all notices to, and obtained all consents, waivers and approvals from all parties that are required in connection with the transactions contemplated by this Agreement including, without limitation, estoppel letters from the landlords with respect to the Real Property Leases, in form and substance reasonably satisfactory to the Buyer. The Company enjoys peaceful and undisturbed possession of the Leased Property.

                  2.17. Title. The Company has valid leasehold interests in all of its leased property and assets, and good and marketable title to all of its other property and assets, tangible or intangible, reflected in the Financial Statements or purported to have been acquired by the Company subsequent to the date of such statements. Except as set forth in Schedule 2.17 and in the Financial Statements, such property and assets are free and clear of restrictions on or conditions to transfer or assignment, and are free and clear of all Liens, other than Liens for current Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate reserves have been established) and other minor encumbrances arising in the ordinary course of the Business, that are not substantial in amount, do not, in any single case or in the aggregate, detract from or interfere in, the current or future operations of the Business and operations of the Company. Except as set forth on Schedule 2.17, there are no shared or jointly owned assets or facilities between or among the Company and those of the Sellers' Affiliates. "Affiliates" shall be defined in this Agreement to mean, as to any Person, any other Person, which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control," as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. A true, accurate and complete copy of the asset list of the Company, setting forth a description of all the material tangible and intangible assets of the Company is attached hereto as
Schedule 2.17. Such assets constitute all of the assets necessary to operate the Business in the ordinary course consistent with past practices.

                  2.18. Condition of Properties. The plants, structures and equipment of the Company and all other property and assets owned or used by the Company are in good operating condition, and are structurally sound, reasonable wear and tear excepted, and are available for immediate use in the Business and operations of the Company. To the knowledge of the Sellers, the Leased Real Property and the plants, structures, equipment and other improvements located thereon, and the present use thereof, comply with all zoning, land use and other laws, ordinances and regulations of all Governmental Authorities having jurisdiction thereof. To the knowledge of the Sellers, there is no asbestos-containing material in any of the buildings or facilities on the Leased Property.

                       Stock Purchase Agreement -- Page 14

                  2.19. Intellectual Property; Trade Secrets. Except for the name of the Company and as set forth in Schedule 2.19, the Company neither owns nor licenses Intellectual Property (which is defined to include the name of the Company, all fictional business names, trade names, registered and unregistered trademarks, service marks and applications, all patents and patent applications, and all copyrights in both published works and unpublished works) in the conduct of its Business. Neither the Company nor the Sellers have received any notice of any claims, controversies, lawsuits or judgments that affect the use or availability of the Company's name. All customer lists, account encryption codes and associated software (collectively, "Trade Secrets") of the Company are current, accurate in all material respects, and sufficient in detail and content to identify and explain them and to allow their full and proper use without reliance on the special knowledge or memory of others. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Trade Secrets, to the knowledge of the Sellers, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. As used herein, "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity. To the knowledge of the Sellers, no Trade Secret is subject to any adverse claim or has been challenged or threatened in any way. The Company licenses all software used by the Company pursuant to valid and binding license agreements. All license agreements are in full force and effect and there are no defaults (or events which with notice, lapse of time or both, could constitute defaults) under such license agreements. Except as set forth in Schedule 2.19, the consummation of the transactions contemplated by this Agreement will not alter, impact on or otherwise affect any of the rights granted to the Company pursuant to such license agreements. None of the software has manifested any significant operating problems, other than such problems that have been corrected or are correctable in the ordinary course of business. All software is designed to be used prior to, during and after the calendar year 2000 A.D., and the software will operate during such periods without error relating to date data.

                  2.20. Patents. The Company neither owns nor licenses any patents in the conduct of its Business.

                  2.21. Contracts. Schedule 2.21 sets forth a complete and correct list of each of the following contracts (whether oral or written) to which the Company is a party (collectively, and together with any contracts not set forth in Schedule 2.21 to which the Company is a party, the "Contracts"):
(a) contracts for the employment of any officer or employee; (b) contracts for the purchase of materials, supplies, services, merchandise or equipment that involve annual or aggregate payments in excess of $1,000; (c) management agreements, franchise agreements, license agreements, advertising agreements and contracts for the purchase and sale of inventory that involve annual or aggregate payments or receipts in excess of $1,000; (d) agreements or arrangements for the sale or lease of any of its assets other than in the ordinary course of its Business; (e) mortgages, pledges, conditional sales

                       Stock Purchase Agreement -- Page 15
contracts, security agreements or other similar agreements; (f) leases of machinery or equipment that involve annual or aggregate payments or receipts in excess of $1,000; (g) loan agreements, promissory notes, guarantees, letters of credit, subordination or similar type agreements; (h) agreements or arrangements for the acquisition or sale of real or personal property that involve annual or aggregate payments or receipts in excess of $1,000; (i) all consulting and independent contractor contracts; (j) all contracts and policies for insurance coverage; (k) agreements with customers; (l) all joint venture, strategic alliance and partnership agreements; and (m) any contract not otherwise covered by clauses (a) through (l) above which is not terminable on thirty days (or less) notice or involves annual or aggregate payments or receipts in excess of $5,000. The Company has performed all of the obligations required to be performed by it to date under the Contracts, is not in default under the Contracts, and no event has occurred which with the passage of time or the giving of notice or both could constitute a default under any of the Contracts. To the Sellers' knowledge, the other party to each Contract is not in default with respect thereto and has materially performed all obligations required to be performed by it to date. Except as set forth in Schedule 2.21, all of the Contracts shall remain in full force and effect after the date of the Closing and none of the Contracts contain change in control provisions. The Sellers will obtain all necessary consents with respect to any change of control or other such provisions from the other parties to the Contracts with respect to the transactions contemplated by this Agreement. There are no unresolved disputes involving the Company under any Contract. The Sellers have delivered to the Buyer true and complete copies of the written Contracts listed in Schedule 2.21 and written descriptions of all oral Contracts described in Schedule 2.21, and all amendments to the foregoing; provided, however, that in the case of customer agreements, the Sellers have delivered to the Buyer true and complete copies of the forms of customer agreements and hereby represents and warrants that all customer agreements conform to one of such forms in all material respects. The Sellers represent and warrant that all customer agreements which contain provisions giving the customer the right to terminate as a result of the transactions contemplated hereby do not exceed monthly recurring income in excess of $5,000 in the aggregate.

                  2.22. Insurance Policies. The Company has in full force and effect, with responsible insurance companies, policies of insurance with respect to its employees, assets and Business insuring the Company against such casualties and contingencies and of such types and amounts as are reasonably adequate for the size and scope of the Business conducted and properties held by the Company, and the Company maintains such other insurance as may be required by law and by all contracts to which it is a party. Schedule 2.22 sets forth a description of all policies of insurance that the Company has and maintains in full force and effect, the annual premiums therefor, the limits of liability, whether such policies are on an occurrence or "claims made" basis and all performance bonds and letters of credit securing such obligations. True and complete copies of all such policies have previously been delivered to the Buyer. If the Company has any self-insurance arrangement by or affecting the Company, such arrangement is described on Schedule 2.22, including any reserves established thereunder. All premiums due on such policies have been paid and, to


                       Stock Purchase Agreement -- Page 16
the knowledge of the Sellers, the aggregate amount of all claims under such policies do not exceed policy limits. Neither the Company nor the Sellers have received any notification from any insurance carrier denying or disputing any claim made by or on behalf of the Company denying or disputing any coverage for any claim denying or disputing the amount of any claim, or regarding the possible cancellation of any policies. Except as set forth in Schedule 2.22, to the knowledge of the Sellers, there is no reason to believe that any of such policies will not be renewed by the respective insurance carriers with substantially the same coverage. The Company has not received (a) any notice of cancellation of any policy, (b) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, (c) any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder, or (d) any refusal of coverage or any notice that a defense will be afforded with reservation of rights. All premiums due on such policies have been paid, and the aggregate amount of all claims under such policies do not exceed policy limits. The Company has given notice to the insurers of all claims that may be insured thereunder.

                  2.23. Customers. Except as set forth in Schedule 2.23, no customer of the Company accounts for more than five percent (5%) of the Company's gross revenues during the year ended December 31, 1997, ranked by revenues. To the knowledge of the Sellers, there is no reason to believe that the benefits of any material relationship of the Company with customers will not continue to be available to the Company or that any such relationship will be changed in an adverse manner as a result of the transactions contemplated by this Agreement, and to the knowledge of the Sellers there is no reason that any of the agreements between the Company and its customers will be terminated prior to their stated expiration date or will not be renewed in the ordinary course of business.

                  2.24. ERISA and Other Compensation Plans. Except as set forth in Schedule 2.24, the Company does not maintain or participate in any arrangement or policies, deferred compensation arrangements, stock purchase, stock option, employee benefit plan, (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other employee benefit policies, programs or arrangements maintained currently or in the past by the Company under which the Company has any current or future obligation or under which any former or present employee of the Company has any current or future rights to benefits (the "Benefit Plans"). The Company does not contribute and has not contributed to any multi-employer pension plan (as defined in Section 4001(a)(3) of ERISA). The Company does not participate and has not participated in any employee benefit plan maintained, or subscribed to, by any other employer.

                       Stock Purchase Agreement -- Page 17

                  2.25. Labor Matters. Except as set forth in Schedule 2.25(a), the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union relating to the Company's employees, and, to the knowledge of the Sellers, there has been no effort by any labor union during the twenty-four (24) months prior to the date of this Agreement to organize any of such employees into one or more collective bargaining units. Except as set forth in Schedule 2.25(b): (a) the Company is in compliance with all federal, state and local laws regarding employment and employment practices, conditions of employment, wages and hours (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented, and Sections 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto), and the Company does not employ any unauthorized aliens (as such term is defined under 8 CFR ss.274a.1(a)); (b) the Company is not engaged in unfair labor practices, and there are no unfair labor practice complaints pending or, to the knowledge of the Sellers, threatened against the Company before the National Labor Relations Board or otherwise; (c) there are no Equal Employment Opportunity Commission violations or age, sex, racial discrimination, occupation safety or health standards claims charged, pending or, to the knowledge of the Sellers, anticipated; (d) there is no labor strike or material dispute pending or, to the knowledge of the Sellers, threatened against or involving the Company or to the knowledge of the Sellers at the current customer locations that may effect the Business of the Company; and (e) none of the employees of the Company are presently subject to collective bargaining agreements or are engaged in organizing, or are members of, any union or other employee group that is seeking recognition as a bargaining unit.

                  2.26. Employees. The Company has 17 employees. Schedule 2.26 lists the names, job descriptions and annual salary rates, length of service, commissions, benefits (and benefit accruals) and other compensation for all present officers, directors, managers, and employees of the Company and also contains a complete and correct copy of the permanent payroll of the Company as of June 30, 1998. All employees are "at will" employees and none of the Company's employees has any employment agreement (written or oral).

                  2.27. Environmental Matters. Except with respect to the matters set forth in Schedule 2.27: (a) the Company is in compliance with (i) all legal requirements designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the environment or public health and safety ("Environmental Laws") relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance, including, without limitation, batteries (collectively, "Hazardous Materials"), and (ii) all regulations and requirements promulgated by the Occupational Safety and Health Administration that may be applicable to the Company; (b) there is no proceeding, suit or investigation pending or, to the knowledge of the Sellers, threatened with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis known to the Sellers for the institution of any such proceeding, suit or investigation;
(c) there has been no spillage, leakage, contamination or release of any Hazardous Materials by the Company for which remedial action is required pursuant to the Environmental Laws and has not been completed, and no

                       Stock Purchase Agreement -- Page 18
transportation of Hazardous Materials to any other location in violation of Environmental Laws; (d) to the knowledge of the Sellers, none of the Leased Real Property is contaminated with any Hazardous Materials, and the air above and waters below and adjacent thereto have not received any Hazardous Materials from the operations of the Company; and (e) there are no underground storage tanks or other underground facilities on the Leased Real Property.

                  2.28. Receivables. All accounts, notes and mortgages receivable and premiums due and uncollected as reflected on the latest balance sheet included in the Financial Statements and all accounts, notes and mortgages receivable and premiums due and uncollected arising subsequent to the date of such balance sheet (collectively, the "Accounts Receivable"): (a) represent valid obligations due to the Company enforceable in accordance with their respective terms and conditions; (b) are not subject to any defense, offset or counterclaim; and (c) subject only to a reserve for bad debts as set forth in the determination of the Purchase Price Adjustment (the "Reserve"), will be collected (i) with respect to those Accounts Receivable set forth in Schedule 2.28, before the one hundred twentieth (120th) day following the Closing Date, and (ii) with respect to all other Accounts Receivable, before the ninetieth
(90th) day following the Closing Date (the "Collection Period").

                  If the Buyer, through its exercise of commercially reasonable efforts consistent with the degree of effort and diligence exercised by the Buyer historically with respect to Accounts Receivable (not to include the institution of litigation or retention of any collection agency or person or entity providing similar services), shall not have collected, on or prior to the expiration of the Collection Period, any portion of the Accounts Receivable outstanding as of and on the Closing Date less the Reserve (collectively, the "Uncollected Accounts"), the Seller shall be liable to the Buyer for the full amount of the Uncollected Accounts, provided, however, that (a) the Buyer shall subsequently assign to the Seller all of the Buyer's right, title and interest in and to any and all Uncollected Accounts, including all of the Buyer's right in any action or cause of action against any account debtor for collection of any Uncollected Accounts, and (b) as of the date that the Buyer shall have effected and notified the Seller of its assignment of the Uncollected Accounts, the Buyer shall not have agreed to forgive, redeem, offset or otherwise permit alternative payment arrangements for Uncollected Accounts with any account debtor. Such assignment must occur within forty-five (45) days after the expiration of the Collection Period by written notice to Sellers, including the name of the account debtor, the face amount of the receivable, the date of invoice, and copies of all documentation supporting such receivable. All Uncollected Accounts assigned in accordance with the procedure set forth above shall be an "Assigned Receivable." In the event that the Buyer provides products or services to a customer of the Company after the execution of this Agreement, the revenue received by the Buyer from such customer shall first be applied to the satisfaction of any Uncollected Accounts for such customer that antedate the Closing and which have not been disputed by such customer, and then to the receivable corresponding to such post-Closing products or services. The Sellers shall have the right to use commercially reasonable efforts to collect any Uncollected Accounts assigned to them; provided, that the Sellers shall not institute litigation to collect any Uncollected Account without prior written notice to the Buyer. Notwithstanding anything contained herein to the contrary, Assigned Receivables shall be satisfied solely from the Escrow Fund in accordance with the provisions of Article 4.

                       Stock Purchase Agreement -- Page 19

                  2.29. Affiliated Transactions. Except as set forth on Schedule 2.29, neither Seller is an owner, partner, officer, director, employee, agent, investor or consultant in any business competitive with that of the Company. Except as set forth on Schedule 2.29, there are no loans, guarantees, leases or commitments from or to the Sellers or any Affiliate thereof, on the one hand, and the Company, on the other hand. Except as set forth in Schedule 2.29, there are no outstanding transactions between the Sellers or any Affiliate thereof and the Company, nor do the Sellers or Affiliates have any interest in any property (whether real, personal or mixed, tangible or intangible), used in or pertaining to the Business. Except as set forth in Schedule 2.29, the Company has at all times been operated as a separate business and not as a division, subsidiary or affiliate of any other entity.

                  2.30. Disclosure. No representation or warranty of the Sellers herein and no information disclosed by the Sellers to the Buyer in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Except as otherwise disclosed in this Agreement or the Schedules to this Agreement, there is no fact presently known to the Sellers that would or could reasonably be expected to have a material adverse effect on the financial condition of the Company.

                  2.31. No Distribution. The Sellers are acquiring the Guardian Shares for their own account with the present intention of holding such securities for purposes of investment, and they have no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Sellers understand that the Guardian Shares are "restricted securities" as defined in Rule 144 under the Securities Act, and have not been registered pursuant to the provisions of the Securities Act, in as much as the proposed purchase of the Guardian Shares is taking place in a transaction not involving any public offering.

                  2.32. Sophistication. The Sellers are knowledgeable, experienced and sophisticated in financial and business matters and are able to evaluate the risks and benefits of the investment in the Guardian Shares.

                  2.33. Economic Risk. The Sellers are able to bear the economic risk of their investment in the Guardian Shares for an indefinite period of time because the Guardian Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                       Stock Purchase Agreement -- Page 20

                  2.34. Access to Information. The Sellers have been furnished or otherwise had full access to such other information concerning Guardian and its subsidiaries as they have requested and that was necessary to enable the Sellers to evaluate the merits and risks of an investment in Guardian, and after a review of this information, have had an opportunity to ask questions and receive answers concerning the financial condition and business of Guardian and the terms and conditions of the securities purchased hereunder, and have had access to and have obtained such additional information concerning Guardian and the securities as they deemed necessary.

                  2.35. Accredited Investor. The Sellers represent and warrant that each is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         3. Representations and Warranties of the Buyer.

                  3.1. Corporate Organization. The Buyer is an organization duly organized, validly existing and in good standing under the laws of the State of New York. The Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Buyer has duly authorized the execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder and this Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and
(ii) is subject to general principals of equity. No other corporate proceedings on the part of the Buyer are necessary to authorize the execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder.

                  3.2. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of the Buyer, (b) violate or be in conflict with, or constitute a default under, or require the consent of any other party to, any agreement or commitment to which the Buyer is a party or by which the Buyer or any of its businesses or properties is bound, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Buyer is subject.

                  3.3. No Pending Litigation or Proceedings. There are no actions, suits, investigations or proceedings of any nature pending, or to the Buyer's knowledge, threatened, at law or in equity, by or before any court of governmental department, agency or instrumentality, with respect to which there is the possibility of a determination which would prevent the Buyer from consummating the transaction contemplated hereby or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

                       Stock Purchase Agreement -- Page 21

                  3.4. Brokers. No broker, finder or other similar intermediary has been engaged by the Buyer in connection with the transaction contemplated by this Agreement.

                  3.5. Consent and Approvals. The Buyer has obtained each consent, approval or authorization of and has made each declaration, filing or registration with all Persons, including any Governmental Authority (including, based in part upon representations of the Sellers, the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement.

                  3.6. No Distribution. The Buyer is acquiring the STAT-LAND Shares for its own account with the present intention of holding such securities for purposes of investment, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Buyer understands that the STAT-LAND Shares are "restricted securities" as defined in Rule 144 under the Securities Act and have not been registered pursuant to the provisions of the Securities Act, in as much as the proposed purchase of the STAT-LAND Shares is taking place in a transaction not involving any public offering.

                  3.7. Sophistication. The Buyer is knowledgeable, experienced and sophisticated in financial and business matters and is able to evaluate the risks and benefits of the investment in the STAT-LAND Shares.

                  3.8. Economic Risk. The Buyer is able to bear the economic risk of its investment in the STAT-LAND Shares for an indefinite period of time because the STAT-LAND Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  3.9. Access to Information. The Buyer has been furnished or otherwise had full access to such other information concerning the Company and its subsidiaries as it has requested and that was necessary to enable the Buyer to evaluate the merits and risks of an investment in the Company, and after a review of this information, has had an opportunity to ask questions and receive answers concerning the financial condition and business of the Company and the terms and conditions of the securities purchased hereunder, and has had access to and has obtained such additional information concerning the Company and the securities as it deemed necessary.

                  3.10. Accredited Investor. The Buyer is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                       Stock Purchase Agreement -- Page 22

         3A.      Representations and Warranties of Guardian.

                  3.1A Corporate Organization. Guardian is an organization duly organized, validly existing and in good standing under the laws of the State of Nevada. Guardian has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Guardian has duly authorized the execution and delivery of this Agreement and the performance by Guardian of its obligations hereunder and this Agreement constitutes the legal, valid and binding obligation of Guardian, enforceable against Guardian in accordance with its terms, except to the extent enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, and
(ii) is subject to general principals of equity. No other corporate proceedings on the part of Guardian are necessary to authorize the execution and delivery of this Agreement and the performance by Guardian of its obligations hereunder.

                  3.2A No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or Bylaws of Guardian, (b) violate or be in conflict with, or constitute a default under, or require the consent of any other party to, any agreement or commitment to which Guardian is a party or by which the Buyer is bound, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which Guardian is subject.

                  3.3A No Pending Litigation or Proceedings. There are no actions, suits, investigations or proceedings of any nature pending, or to Guardian's knowledge, threatened, at law or in equity, by or before any court of governmental department, agency or instrumentality, with respect to which there is the possibility of a determination which would prevent Guardian from consummating the transaction contemplated hereby or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

                  3.4A Financial Statements. The audited financial statements of Guardian for the calendar year ending December 1995 through December 1997, including, without limitation, the balance sheets, statements of income, changes in financial position and shareholders equity of Guardian, including related notes, if any, and the unaudited financial statements of Guardian for the calendar quarter ended March 31, 1998 were prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial condition of Guardian and the results of its operations for the periods ending on such dates, respectively.

                  3.5A Accuracy of SEC Filings. All information previously filed and currently being filed with the Securities and Exchange Commission (the "SEC") by Guardian is complete and accurate, and no such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. There has been no material change to the business or properties of Guardian since the date of the most current filed document of Guardian with the SEC.

                       Stock Purchase Agreement -- Page 23

                  3.6A Brokers. No broker, finder or other similar intermediary has been engaged by Guardian in connection with the transaction contemplated by this Agreement.

                  3.7A Consent and Approvals. Guardian has obtained each consent, approval or authorization of and has obtained each declaration, filing or registration with all Persons, including any Governmental Authority (including, based in part upon representations of the Sellers, the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) required to be made or obtained by Guardian in connection with the execution, delivery and performance of this Agreement, other than the approvals required for the establishment of the Stock Option Plan and the grants contemplated in Section
5.3 hereof.

                  3.8A Title to Guardian Shares. Upon consummation of the transactions contemplated by this Agreement, the Sellers will acquire good, valid and indefeasible title to the Guardian Shares, free and clear of any and all Liens except for those Liens contemplated by this Agreement or those resulting from the consummation of the transactions contemplated hereby. Upon consummation of the transactions contemplated hereby, the Guardian Shares will be validly issued, fully paid and non-assessable.

         4.       Survival and Indemnification.

                  4.1. Survival. All representations, warranties, covenants and agreements contained in this Agreement, and in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated herein shall be in all cases deemed to have been relied upon by the parties hereto, and shall (other than with respect to representations and warranties set forth in Sections 2.13 (Taxes; Tax Elections) and 2.27 (Environmental Matters)) survive the Closing for a period of two (2) years thereafter, except that any breaches of representations or warranties arising out of the Sellers' willful bad faith, willful misconduct or gross negligence with an intent to defraud, the representations and warranties contained in Sections 2.13 and 2.27 and the Seller's obligation to indemnify the Buyer for any Liabilities arising from or in connection with a Ferrara Claim (as herein defined) shall survive the Closing for a period ending sixty (60) days following the expiration of the applicable statute of limitations and all extensions thereof. Notwithstanding the foregoing, if prior to the expiration of the survival period for any representation, warranty, covenant or agreement, a claim for indemnification is delivered by a party in the manner required herein, the rights under this Section 4 of such party providing such notice, with respect to the subject matter thereof, shall continue in full force and effect until the subject matter of such notice has been fully determined and disposed of. The representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant hereto shall not be affected by any investigation, verification or examination by any party hereto or by any Person acting on behalf of any such party prior to or after the Closing.

                       Stock Purchase Agreement -- Page 24

                  4.2.     Indemnification of the Buyer.

                           (a) The Sellers, jointly and severally agree to
indemnify and hold harmless the Buyer and its directors, officers, employees, owners, agents and affiliates from and against any and all liabilities, damages, claims, deficiencies, assessments, losses, suits, proceedings, actions, investigations, penalties, interest, costs and expenses, including without limitation, reasonable fees and expenses of counsel, amounts paid in settlement and reasonable costs of investigation (whether suit is instituted or not and, if instituted, whether at the trial or appellate level) (collectively, the "Liabilities"), but solely to the extent that such Liabilities have not been reflected on the Audit Report, whether in law or equity, arising from or in connection with (i) the failure of any representation of the Sellers contained in this Agreement or in any document delivered in connection herewith to be true and correct; (ii) any breach or violation of any of the warranties, covenants or agreements of the Sellers contained in this Agreement or in any document delivered in connection herewith; (iii) the amount of the MRI Shortfall and Bank MRI Shortfall (as defined in Section 5.1); or (iv) the record or beneficial ownership by Thomas Ferrara at any time of any equity interest in the Company, including, without limitation, the disposition or redemption of any such equity interest, and all transactions arising out of, in connection with, or in any way relating to any such equity interest or the disposition or redemption thereof and Thomas Ferrara's dissassociation with the Company (a "Ferrara Claim"); provided, however, that any and all Liabilities of the Sellers under this
Section 4.2(a) shall be satisfied solely from the Escrow Fund (the "Cap"), provided further, however, that the Cap shall not apply to (A) any Liabilities arising from or relating to Taxes or violations of Environmental Laws; (B) the extent that any such Liability is found, in a final unappealable judgment by a court of competent jurisdiction to have arisen from or related to the Sellers' willful bad faith, willful misconduct or gross negligence with an intent to defraud; and (C) any Liabilities arising from or relating to a Ferrara Claim. For purposes of valuing the Guardian Shares comprising the Escrow Fund in respect of an indemnity claim hereunder, each Guardian Share shall now and hereafter be valued at the Guardian Market Value as determined at the time of the Closing.

                           (b) Limitations on Liabilities. The Sellers shall
have no obligations to indemnify the Buyer for any Liabilities, Bank MRI Shortfall or MRI Shortfall incurred or suffered by Buyer, or for the value of the Bank MRI Shortfall or the MRI Shortfall, except to the extent that such Liabilities, Bank MRI Shortfall or MRI Shortfall, taken together, exceed eighty thousand dollars ($80,000) (the "Basket") and then only to the extent of such excess, provided, however, that any Liability arising from or relating to a Ferrara Claim or which is found, in a final unappealable judgment by a court of competent jurisdiction to have arisen from or related to the Sellers' willful bad faith, willful misconduct or gross negligence with an intent to defraud shall not be subject to the Basket.

                       Stock Purchase Agreement -- Page 25

                  4.3. Indemnification of the Sellers. The Buyer and Guardian, jointly and severally agree to indemnify and hold harmless the Sellers from and against any and all Liabilities, whether in law or equity, arising from or in connection with (a) the failure of any representation of the Buyer and/or Guardian contained in this Agreement or in any document delivered in connection herewith to be true and correct and (b) any breach or violation of any of the warranties, covenants or agreements of the Buyer and/or Guardian contained in this Agreement or in any document delivered in connection herewith; provided, however, that notwithstanding anything to the contrary contained herein, any and all Liabilities of the Buyer and Guardian under this Section 4.3 shall be limited in the aggregate to fifteen percent (15%) of the Purchase Price (the "Buyer's Cap").

                  4.4.     Procedure.

                           (a) In the event any Person or entity not a party to
this Agreement shall make any demand or claim or file or threaten to file or continue any lawsuit (a "Claim"), which Claim may result in Liabilities to an indemnified person, then, in any such event, within ten (10) business days after notice (the "Notice") by the party seeking indemnification (the "Indemnified Party") to the party it is seeking indemnification from (the "Indemnifying Party") of such Claim (provided, however, that the failure to give such Notice shall not relieve the Indemnifying Party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the Indemnifying Party is obligated for hereunder to be greater than they would otherwise have been had the Indemnified Party given prompt notice hereunder), the Indemnifying Party shall have the option, at its cost and expense, to retain counsel for the Indemnified Party (which counsel shall be selected by or be reasonably satisfactory to the Indemnified Party), to defend any such Claim; provided, however, that if the amount of such Claim is expressly in excess of the net amount available from the Cap for payment of such Claim and the Sellers are the Indemnifying Party, the parties will attempt to amicably determine which party will have the right to defend such Claim. In the event that parties cannot so agree prior to the time to answer, the attorneys for the parties shall choose attorneys to defend such Claim. Thereafter, the Indemnified Party shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party or if the Indemnifying Party proposes that the same counsel represent both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnified Party shall have the right to retain its own counsel at the cost and expense of the Indemnifying Party. In the event that the Indemnifying Party shall fail to respond within ten (10) days after receipt of the Notice, the Indemnified Party may retain counsel and conduct the defense of such demand, claim or lawsuit as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnifying Party.

                           (b) In the event that the Indemnifying Party shall
fail to give the Notice within the time prescribed herein, or shall elect not to defend, then the Indemnified Party shall have the right to conduct such defense

                       Stock Purchase Agreement -- Page 26
with its counsel, and the Indemnified Party shall be permitted to compromise or settle any such claim without the prior written consent of the Indemnifying Party on such terms as the Indemnified Party deems appropriate in its judgment.

                           (c) In the event that the Indemnifying Party does
deliver a Notice to defend on a timely basis and thereby elects to conduct the defense, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party may reasonably request, all at the sole cost and expense of the Indemnifying Party. Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party will not enter into any settlement of any claim if pursuant to or as a result of such settlement, such settlement could lead to liability, may not fully relieve the Indemnified Party of liability or create any financial or other obligation on the part of the Indemnified Party.

                           (d) Any judgment entered or settlement agreed upon in
the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order. Such indemnification shall be required to be made not later than the tenth (10th) day following the expiration of any period in which an appeal may be taken, and, if the Indemnifying Party is the Sellers, shall be satisfied by payment of the amount thereof in Escrow Shares from the Escrow Fund, in accordance with the terms of the Escrow Agreement, which provides that, upon submission to the Escrow Agent of a copy of any such settlement agreement, or of such judgment, together with an opinion of counsel that all appeals have been taken or the time for taking appeals has expired, then the Escrow Agent shall promptly distribute to the Buyer the amount established by such judgment or settlement, plus all other Liabilities incurred in respect thereof, as set forth in an officer's certificate duly acknowledged by an officer or authorized representative of the Buyer, which certificate shall be in the form required by the Escrow Agreement. All other indemnification claims subject to this Section 4.4 shall be required to be made no later than the tenth (10th) day following the expiration of any period in which an appeal may be taken by the payment of cash.

                  4.5. Notice of Claims. In the case of a claim for indemnification by an Indemnified Party, such Indemnified Party shall deliver notice of such claim to the Indemnifying Party (and to the Escrow Agent, in the case of a claim for indemnification against the Sellers), setting forth in reasonable detail the basis of such claim for indemnification (each, an "Indemnification Notice"). Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have a period of thirty
(30) days after (a "Dispute Period") to notify in writing the Indemnified Party (and the Escrow Agent, in the case of a claim for indemnification against the Sellers) (a "Dispute Notice") that the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute. In the event that a Dispute Notice is not given to the Indemnified Party before the expiration of the Dispute Period, the Indemnifying Party shall be liable for all Liabilities suffered by the Indemnified Party with respect to such claim for Indemnification.


                       Stock Purchase Agreement -- Page 27

                  In the event a Dispute Notice is timely given to an Indemnified Party, the parties shall have thirty (30) days to resolve the dispute. In the event the dispute is not resolved by the parties within the required period, the parties shall have the right to pursue all available legal remedies to resolve such dispute.

         5.       Further Covenants and Obligations.

                  5.1.     Monthly Recurring Income.

                           (a) The Sellers hereby covenant and agree, subject to
the Basket and the Cap, that if any Qualified Customer Accounts (as hereinafter defined) of the Sellers as of the date of this Agreement are canceled or terminated on or prior to September 1, 1999 (the "First Anniversary"), or, in the case of any Bank Customer Accounts (as hereinafter defined), on or prior to September 1, 2001 (the "Third Anniversary"), the Sellers shall be required to refund a portion of the Purchase Price as determined below.

                           (b) Not later than thirty (30) days after the date of
the First Anniversary, the Buyer shall notify the Sellers of any Qualified Customer Accounts that have been canceled or terminated on or prior to the First Anniversary (the "Terminated Accounts"). The Buyer shall calculate the shortfall in the MRI (as hereinafter defined) by adding together the amounts for monthly recurring income set forth on Schedule 5.1 for each Terminated Account and multiplying that amount by 45. The Buyer shall subtract from such amount the cash, if any, actually collected from any Terminated Account for services rendered after the Closing and the Sellers shall be liable to the Buyer for the resulting amount (the "MRI Shortfall"). Notwithstanding anything contained herein to the contrary, the MRI Shortfall shall be satisfied solely from the Escrow Fund in accordance with the provisions of the Escrow Agreement and
Section 4.5 of this Agreement. In the event that the amounts remaining in the Escrow Fund are insufficient to satisfy the MRI Shortfall, the Sellers shall have no obligation for the payment of any remaining amounts owed to the Buyer.

                           (c) Within thirty (30) days of notification from the
President of the Company to the Buyer of cancellation or termination, and not later than thirty (30) days after the date of the Third Anniversary, the Buyer shall notify the Sellers of any Bank Customer Accounts that are not Terminated Accounts and that have been canceled or terminated on or prior to the Third Anniversary (the "Terminated Bank Customers"). The Buyer shall calculate the shortfall in the MRI (as hereinafter defined) by adding together the amounts for monthly recurring income set forth on Schedule 5.1 for each Terminated Bank Customer and multiplying that amount by 36. The Buyer shall subtract from such amount the cash, if any, actually collected from any Terminated Bank Customer for services rendered after the Closing and the Sellers shall be liable to the Buyer for the resulting amount (the "Bank MRI Shortfall"). Notwithstanding anything contained herein to the contrary, the Bank MRI Shortfall shall be satisfied solely from the Escrow Fund in accordance with the provisions of the


                       Stock Purchase Agreement -- Page 28

Escrow Agreement and Section 4.5 of this Agreement. In the event that the amounts remaining in the Escrow Fund are insufficient to satisfy the Bank MRI Shortfall, the Sellers shall have no obligation for the payment of any remaining amounts owed to the Buyer.

                           (d) As used in this Section 5.1, the term "Qualified
Customer Accounts" means the alarm system customers listed on Schedule 5.1 hereto, each of which is billed on a recurring basis (monthly, quarterly, semiannually, or annually) by the Company under written and fully executed customer contracts for the provision of Services (as defined below) with original terms of not less than three years containing annual renewal provisions and that meet the following criteria determined as of the Closing Date: (i) the customer account does not have a receivable balance in excess of 90 days (or, with respect to those accounts designated as 120-day accounts on Schedule 2.28, 120 days) past due as of the applicable Service Date (as defined below) for such account, and (ii) the account has not canceled or provided notice of cancellation (whether orally or in writing), and the Sellers have no knowledge that the account will be canceled prior to, at, or subsequent to the Closing Date. The term "Bank Customer Accounts" means the Qualified Customer Accounts identified with an asterisk on Schedule 5.1. Also listed on Schedule 5.1 shall be the monthly recurring income ("MRI") for each Qualified Customer Account. In determining MRI, monthly recurring income shall not include installation or other one time charges that are not of a regular and recurring nature. As used in this Section 5.1, the term "Services" means burglar alarm services, fire alarm services, closed circuit television and electronic access control services, all central station monitoring services, maintenance services, leases, fire testing and all other services provided to commercial, residential and other customers of the Company. "Service Date" means the first day of any calendar month in which Services are provided.

                  5.2. Stock Option Plan. Guardian hereby covenants and agrees that, within ninety (90) days following the Closing, it shall establish a stock option plan (the "Stock Option Plan") and grant options pursuant to such plan to purchase that number of shares of Guardian Common Stock (rounded up or down to the nearest whole number of shares of Guardian Common Stock) having an aggregate Guardian Market Value as determined at the time of the Closing of Fifty Thousand Dollars ($50,000) as follows: (i) Michael Assenza - $25,000; (ii) Vincent Monardo - $20,000; and (iii) Kevin Killea - $5,000. In addition, Guardian shall grant options to Paul Ferrara pursuant to the terms of the Stock Option Plan and the Employment Agreement.

         6. Restriction on Transfer of Shares. The Sellers shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily) any interest in his Guardian Shares (which shall include any additional shares issued by dividend,


                       Stock Purchase Agreement -- Page 29
stock split, conversion or otherwise of the Guardian Shares) to a third party (a "Transfer"), except in compliance with the provisions of this Section 10 and any other restrictions on Transfer contained in this Agreement.

                  6.1.     First Refusal Right of Guardian.

                           (a) At least fifteen (15) days prior to effecting a
Private Sale (defined as any sale of Guardian Shares other than to the public pursuant to an offering registered under the Securities Act or to the Public through a broker, dealer or market maker pursuant to the provisions of Rule 144 promulgated under the Securities Act) of any Guardian Shares to a third party, the Sellers shall deliver a written notice (an "Offer Notice") to the President of Guardian. The Offer Notice shall disclose in reasonable detail the third party's bona fide offer, including the proposed number of Guardian Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known).

                           (b) Guardian may elect to purchase all, but not less
than all, of the number of Guardian Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Sellers as soon as practical but in any event within fifteen
(15) days after the delivery of the Offer Notice (the "Election Period").

                  6.2.     Transfer to Third Parties.

                           (a) If Guardian has not elected to purchase all of
such Guardian Shares being offered, the Sellers may, within ninety (90) days after the expiration of the Election Period, Transfer all such Guardian Shares to the identified prospective transferee(s) at a price not less than one hundred percent (100%) of the price offered to Guardian and on other terms no more favorable to the transferees thereof than offered to Guardian in the Offer Notice.

                           (b) Any Guardian Shares not transferred within such
90-day period shall be re-offered to Guardian under this Section 10 prior to any subsequent Transfer.

                  6.3. Purchase Price. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or, if provided in the Offer Notice, in installments over time.

                  6.4. Permitted Transfers. The restrictions set forth in this
Section 10 shall not apply with respect to any Transfer of Guardian Shares by the Sellers pursuant to applicable laws of descent and distribution or among the Sellers' Family Group ("Permitted Transferees"). For purposes of this Agreement, "Family Group" means an individual's spouse and descendants (whether natural or adopted) and spouses of descendants and any trust, family limited partnership or similar entity solely for the benefit of the individual and/or the individual's spouse and/or descendants and/or spouses of their descendants.

                       Stock Purchase Agreement -- Page 30

         7.       Legends.

                  7.1. Restrictive Legend. Each certificate evidencing Guardian Shares or securities convertible into Guardian Shares and each certificate issued in exchange for or upon the Transfer of any such securities (a "Certificate" or "Certificates") (if such securities remain Guardian Shares or remain convertible into Guardian Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form (the "Restrictive Legend"):

                  The securities presented by this certificate may be subject to transfer restrictions, escrow provisions and/or certain other restrictions and obligations set forth in a Stock Purchase Agreement dated August 13, 1998, and by and among the issuer of such securities (the "Company"), Mutual Central Alarm Services, Inc. and Paul Ferrara and Stella Ferrara, as amended and modified from time to time. A copy of such Stock Purchase Agreement shall be furnished without charge by the Company to the holder hereof upon written request to the Company at its principal executive office.

Guardian shall imprint the Restrictive Legend on Certificates outstanding as of the Closing Date, in addition to imprinting on such Certificates a legend stating that the Guardian Shares evidenced by such Certificate are not registered under the Securities Act (the "Securities Law Legend").

                  7.2. Transfer of Unregistered Guardian Shares. Subject to the provisions governing the Escrow Shares, Guardian Shares are transferable in (i) a public offering registered under the Securities Act or (ii) in a transaction pursuant to Rule 144 or any other legally available means of Transfer after the Transferring holder of Guardian Shares (the "Transferring Shareholder") has satisfied the conditions specified in Section 7.3 below.

                  7.3. Removal of Securities Law Legend. In connection with the Transfer of any Guardian Shares (other than a Transfer in a public offering registered under the Securities Act), a Transferring Shareholder shall deliver
(a) written notice to Guardian describing in reasonable detail the Transfer or proposed Transfer (the "Notice of Transfer") and (b) an opinion (the "Opinion") of counsel, which (to Guardian's reasonable satisfaction) is knowledgeable in securities laws matters, to the effect that such Transfer of Guardian Shares may be effected without registration of such Guardian Shares under the Securities Act.

                  7.4. Removal of Restrictive Legend. Removal of the Restrictive Legend shall be governed in accordance with the terms of this Agreement.

                       Stock Purchase Agreement -- Page 31

                  7.5. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Guardian Shares in violation of any provision of this Agreement shall be void, and Guardian shall not record such Transfer on its books or treat any purported Transferee of such Guardian Shares as the owner of such Guardian Shares for any purpose.

         8.       Piggyback Registration Rights.

                  8.1.     Definitions

                           (a) Piggyback Registration. The term "Piggyback
Registration" shall have the meaning set forth in Section 8.2 hereof.

                           (b) Registrable Securities. The term "Registrable
Securities" means any Guardian Common Stock registered in the names of the Sellers from time to time and any securities issued or to be issued with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Registrable Securities shall not include any Escrow Shares until such time that such shares are released from escrow to the Sellers. As to any particular Registrable Securities, such securities will cease to be Registrable Securities at such time as: (i) they have been effectively registered under the Securities Act or disposed of in accordance with the registration statement covering them or (ii) the Seller registered as the owner of such securities is entitled to transfer such securities within one (1) calendar quarter under Rule 144 under the Securities Act (or any similar rule then in force).

                           (c) Registration Expenses. The term "Registration
Expenses" means all expenses incident to Guardian's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or trading system on which similar securities issued by Guardian are then listed or included, and fees and disbursements of counsel for Guardian.

                           (d) Restricted Form. The term "Restricted Form" shall
mean a form of registration statement under the Securities Act that imposes for its use a limitation on the maximum value or number of securities to be included therein.

                           (e) Securities Act. The term "Securities Act" shall
mean the Securities Act of 1933, as amended.

                           (f) Selling Stockholder. The term "Selling
Stockholder" means a Seller who requests inclusion of all or a portion of his/her shares of Registrable Securities in a Piggyback Registration pursuant to
Section 8.2.

                       Stock Purchase Agreement -- Page 32

                           (g) Underwriting Commissions. The term "Underwriting
Commissions" means all underwriting discounts or commissions relating to the sale of securities of Guardian, but excludes any expenses reimbursed to underwriters.

                  8.2.     Piggyback Registrations.

                           (a) Right to Piggyback. Whenever Guardian proposes to
register the offer, sale or offer and sale of any of its securities for its own behalf under the Securities Act, and the registration form to be used may be used for the registrations of Registrable Securities (a "Piggyback Registration"), Guardian will give prompt written notice to all Sellers and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which Guardian has received written requests for inclusion within twenty (20) days after Guardian's mailing of such notice. Guardian shall not select a Restricted Form that would preclude registration of the Registrable Securities that Guardian has been requested to include in such registration if Guardian could use another available form of registration statement that is not a Restricted Form and the use of which would not give rise to added Registration Expenses.

                           (b) Piggyback Expenses. In all Piggyback
Registrations, Guardian will pay the Registration Expenses related to the Registrable Securities of the Selling Stockholders, but the Underwriting Commissions will be paid by the Selling Stockholders in proportion to any Registrable Securities included on their behalf.

                           (c) Priority on Primary Registrations. If a Piggyback
Registration is an underwritten registration on behalf of Guardian, and the managing underwriters advise Guardian in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, Guardian will allocate the securities to be included as follows: first, the securities Guardian proposes to sell on its own behalf; second, the securities of those holders exercising their demand registration rights; and third, Registrable Securities requested to be included in such registration and securities requested to be included in such registration by any stockholders of Guardian other than the Selling Stockholders and stockholders exercising their demand registration rights, in proportion, as nearly as practicable, as such holders' shares bear to the aggregate number of securities proposed to be registered by all holders thereof.

                           (d) Withdrawal or Abandonment. Nothing contained in
this Section 8.2 shall be construed as limiting or otherwise interfering with the right of Guardian to withdraw or abandon in its sole discretion any registration statement filed by it in connection with a Piggyback Registration notwithstanding the inclusion therein of Registrable Securities.

                  8.3. Holdback Agreements. Each Seller and Guardian agree not to effect any public sale or distribution of equity securities of Guardian or of


                       Stock Purchase Agreement -- Page 33
any securities convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and the 90 days after any underwritten registration of equity securities of Guardian becomes effective or such longer period as may be required by the managing underwriter (except as part of such underwritten registration or except in connection with obligations of Guardian existing on the effective date of the registration statement relating to such underwritten offering).

                  8.4. Registration Procedures. Whenever the Selling Stockholders have requested that any Registrable Securities be registered pursuant to Section 8.2 of this Agreement, Guardian will, to the extent required by Section 8.2:

                           (a) Preparation and Filing of Registration Statement.
Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Guardian will furnish each Selling Stockholder with copies of all such documents proposed to be filed).

                           (b) Preparation and Filing of Amendments and
Supplements. Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or until the Registrable Securities included therein have been sold.

                           (c) Copies of Documents. Furnish to each Selling
Stockholder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such Selling Stockholder.

                           (d) Blue Sky Qualifications. Use its best efforts to
register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriters may reasonably request; provided, however, that in connection with any such registration or qualification Guardian shall not be obligated to file a general consent to service of process, or to qualify to do business as a foreign corporation, or otherwise subject itself to taxation in connection with such qualification or compliance.

                           (e) Notification of Effectiveness; Amendments. Notify
each Selling Stockholder at any time when a prospectus relating to the Registrable Securities included therein is required to be delivered under the Securities Act within the period that Guardian is required to keep the registration statement effective of the happening of any event as a result of

                       Stock Purchase Agreement -- Page 34
which the prospectus included in such registration statement as theretofore amended or supplemented contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such Selling Stockholder, Guardian will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                           (f) Listing. Cause all such Registrable Securities to
be listed or included on securities exchanges on which similar securities issued by Guardian are then listed or included.

                           (g) Transfer Agent and Registrar. Provide a transfer
agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

                           (h) Other Agreements. Enter into such customary
agreement (including an underwriting agreement in form reasonably acceptable to Guardian) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities.

                           (i) Letters from Independent Accountants. Obtain a
"cold comfort" letter addressed to Guardian from its independent accountants in such form and covering such matters of the type customarily covered by "cold comfort" letters delivered by such public accountants.

                           (j) Inspection of Records. Make available for
inspection upon reasonable notice by any Selling Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Guardian, and cause Guardian's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  8.5. Information Regarding Selling Stockholders. Each Selling Stockholder shall provide to Guardian such information as may be reasonably requested by Guardian for use in the preparation and filing of any registration statement covering Registrable Securities owned by such Selling Stockholder, and the obligation of Guardian to include Registrable Securities in any registration statement on behalf of any Selling Stockholder shall be subject to such Selling Stockholder's providing such information as promptly as practicable.

                  8.6.     Indemnification.

                       Stock Purchase Agreement -- Page 35

                           (a) Indemnification by Guardian. Guardian hereby
indemnifies, to the extent permitted by law, each Selling Stockholder, its officers and directors, and each person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in any information furnished in writing to Guardian by any Selling Stockholder expressly for use therein or by any such Selling Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Guardian has furnished such Selling Stockholder with copies of the same. In connection with any underwritten offering, Guardian will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Selling Stockholders.

                           (b) Indemnification by the Selling Stockholders. In
connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder will furnish to Guardian in writing such information as is reasonably requested by Guardian for use in such registration statement or prospectus and will indemnify, to the extent permitted by law, Guardian, its directors and officers and each person who controls Guardian (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information so furnished in writing by such Selling Stockholder specifically for use in preparation of the registration statement.

                           (c) Procedures as to Indemnification. Any person
entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it may seek indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                       Stock Purchase Agreement -- Page 36

                  8.7. Condition to Guardian's Obligations. In connection with an underwritten offering, it shall be a condition to Guardian's obligations to include Registrable Securities on behalf of any Selling Stockholder that the underwriters agree to indemnify Guardian, its directors and officers and each person who controls Guardian (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or such alleged untrue statement or alleged omission is contained in information furnished in writing by such underwriters on their own behalf specifically for use in preparing the registration statement.

                  8.8. Termination. The Registration Rights granted pursuant to this Agreement shall terminate as to any Seller upon the earlier to occur of (i) when there have become effective one or more registration statement(s) in which such Seller has had the opportunity to participate and through which, if fully utilized, all of its Registrable Securities could have been registered or (ii) when all Registrable Securities held by such Seller are eligible for sale under Rule 144.

         9.       Miscellaneous Provisions.

                  9.1. Fees and Expenses. Except in the event of a default, and/or as otherwise set forth herein, each party will pay its own expenses in connection with the execution and delivery of this Agreement and the performance of such party's obligations hereunder, including attorneys' fees whether or not the transactions contemplated hereby are consummated.

                  9.2. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by certified mail, return receipt requested with postage prepaid, or by overnight guaranteed delivery service, or by facsimile (upon confirmation of receipt):

                  (a)      if to the Sellers, to:

                  Mr. Paul Ferrara
                  186 Crowell Avenue
                  Staten Island, New York 10314
                  Phone:  718-447-4110
                  Fax:     n/a

                       Stock Purchase Agreement -- Page 37
                  with a copy to:

                  Richard A. Lepowsky
                  Amabile & Erman, P.C.
                  One Penn Plaza - Suite 4501
                  New York, NY  10019
                  Phone:   212-629-3310
                  Fax:     212-629-3312

                  (b)      if to the Buyer or Guardian, to:

                  Guardian International, Inc.
                  3880 N. 28th Terrace
                  Hollywood, Florida  33020-1118
                  Attention: Richard Ginsburg
                  Phone:   954-926-5200
                  Fax:     954-926-1822

                  with a copy to:

                  Mutual Central Alarm Services, Inc.
                  10 West 46th Street
                  New York, New York  10036
                  Attention: Joel Cohen
                  Phone:   212-768-0808
                  Fax:     212-768-9629

                  and

                  Vincent M. Kiernan, Esq.
                  Cummings & Lockwood
                  Four Stamford Plaza
                  107 Elm Street
                  Stamford, Connecticut  06904
                  Phone:   203-351-4538
                  Fax:     203-351-4499

                  9.3. Succession of Agreement. This Agreement and the rights and obligations contained herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  9.4. Time is of the Essence. For purposes herein, the parties agree that time shall be of the essence of this Agreement and the representations and warranties made are all material and of the essence of this Agreement.

                       Stock Purchase Agreement -- Page 38

                  9.5. Captions and Paragraph Headings. Captions and paragraph headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, nor the intent of any provision hereof.

                  9.6. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writhing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  9.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement.

                  9.8. Gender. All terms and words used in this Agreement regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.

                  9.9. Entire Agreement and Modification. This Agreement and the exhibits and schedules constitute the entire understanding and agreement between the parties and may not be changed, altered or modified except by an instrument in writing signed by all parties against whom enforcement of such change would be sought. In the event any term or provision of this Agreement be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

                  9.10. Exhibits. All Exhibits and schedules attached hereto contain additional terms of this Agreement. Typewritten or handwritten provisions inserted in this form or attached hereto shall control all printed provisions in conflict therewith.

                  9.11. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York (conflict of laws provisions notwithstanding), and venue with respect to any litigation shall be New York, New York.

                  9.12. Further Assurances. Each of the parties shall execute all documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  9.13. Public Announcements. On the date of execution of this Agreement, the Buyer and the Sellers shall issue a press release with respect to the execution of this Agreement in a mutually acceptable form. Except with respect to such press release and the information contained therein, each of the Sellers and the Buyer, on the other hand, will consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and shall not issue


                       Stock Purchase Agreement -- Page 39
any such press release or make any such public statement prior to such consultation. Notwithstanding the above, any party required by law to disclose the existence or the terms of his Agreement shall use its best efforts to provide prior notice to the other party giving such other party an opportunity to comment on the content of such disclosure, but shall in any event be permitted to make such disclosure.

                  9.14. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.



                            [SIGNATURE PAGE FOLLOWS]





                       Stock Purchase Agreement -- Page 40

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the 13th day of August, 1998.


                                       /s/PAUL FERRARA
                                       --------------------------------
                                       Paul Ferrara

                                       /s/PAUL FERRARA *
                                       --------------------------------
                                       Stella Ferrara


                                       GUARDIAN INTERNATIONAL, INC.

                                       By: /s/DARIUS G. NEVIN
                                       --------------------------------
                                           Darius G. Nevin
                                           Title:  Vice President

                                       MUTUAL CENTRAL ALARM SERVICES, INC.

                                       By: /s/JOEL A. COHEN
                                       --------------------------------
                                           Name:  Joel A. Cohen
                                           Title:    President



                                       * Signed by Paul Ferrara, pursuant to a
                                       power of attorney



                       Stock Purchase Agreement -- Page 41

                                    EXHIBIT A

                                Escrow Agreement
                                ----------------

                                    EXHIBIT B

                              Employment Agreement
                              --------------------

                                    EXHIBIT C

                             Investor Questionnaire
                             ----------------------

                                    EXHIBIT D

                  Representations and Warranties of Shareholder
                  ---------------------------------------------

                                    EXHIBIT E

                          At Will Employment Agreement
                          ----------------------------